Exhibit 99.1

GT Biopharma Announces First Patient Dosed in Phase 1 Trial of GTB-3650, Second-Generation TriKE for the Treatment of Hematologic Malignancies

●	Initial data from the Phase 1 trial expected in 2025

SAN FRANCISCO, CALIFORNIA, January 27, 2025 /Globe newswire/ — GT Biopharma, Inc. (the “Company”) (NASDAQ: GTBP), a clinical stage immuno-oncology company focused on developing innovative therapeutics based on the Company’s proprietary natural killer (NK) cell engager TriKE® platform, today announced that the first patient was dosed in a Phase 1 trial evaluating GTB-3650, its second-generation TriKE, for the treatment of relapsed or refractory (r/r) CD33 expressing hematologic malignancies.

“We are thrilled to initiate patient dosing with GTB-3650 in the Phase 1 trial to evaluate the potential in patients with hematological malignancies, which represents a significant milestone for the company. As we continue to progress through clinical development, we eagerly anticipate sharing initial data from the study in 2025”, said Michael Breen, Executive Chairman and interim Chief Executive Officer of GT Biopharma.

GTB-3650 is GT Biopharma’s wholly owned second-generation TriKE. It utilizes camelid nanobody technology, with the potential to improve potency and enhance binding affinity. The Phase 1 dose escalation study will evaluate GTB-3650 in up to approximately 14 patients (seven cohorts) with relapsed or refractory (r/r) CD33 expressing hematologic malignancies, including refractory acute myeloid leukemia (AML) and high-risk myelodysplastic syndrome (MDS). GTB-3650 will be dosed in two-week blocks, two weeks on and two weeks off, for up to four months based on clinical benefit. The trial will assess safety, pharmacokinetics, pharmacodynamics, in vivo expansion of endogenous patient NK cells and clinical activity. More details can be found on clinicaltrials.gov with the identifier: NCT06594445.

About GT Biopharma, Inc.

GT Biopharma, Inc. is a clinical stage biopharmaceutical company focused on the development and commercialization of immuno-oncology therapeutic products based on our proprietary TriKE® NK cell engager platform. Our TriKE® platform is designed to harness and enhance the cancer killing abilities of a patient’s immune system’s natural killer cells. GT Biopharma has an exclusive worldwide license agreement with the University of Minnesota to further develop and commercialize therapies using TriKE® technology. For more information, please visit gtbiopharma.com.

Forward-Looking Statements

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TriKE® is a registered trademark owned by GT Biopharma, Inc.

Investor Relations Contact:

LifeSci Advisors

Corey Davis, Ph.D.

cdavis@lifesciadvisors.com

212-915-2577